Exhibit 10.1

MINERA ANDES INCORPORATED

May 15, 2003

La Mancha Resources Inc.
213 West First Street
North Vancouver, B.C.
V7M 1B3

Attention: Walter Berukoff

Dear Sirs:

Arrangement Agreement

The purpose of this letter is to set out the terms on which Minera Andes Inc. ("Minera Andes") has agreed to combine its business and operations with the business and operations of La Mancha Resources Inc. ("La Mancha") on the basis that all of the issued and outstanding common shares of La Mancha are exchanged for common shares of Minera Andes as provided herein.

Upon the acceptance by you of such terms in the manner set out below, a binding agreement (the "Agreement") will be formed between Minera Andes and La Mancha to complete the transactions contemplated herein.

1. Definitions

In this Agreement, unless there is something in the context or subject matter inconsistent therewith, the following terms shall have the meanings hereinafter set out:

(a) "Arrangement" means an arrangement under section 252 of the Company Act as set out in Schedule A attached hereto, between La Mancha and the La Mancha Shareholders pursuant to which:

(i) all of the La Mancha Shares, including the Private Placement Shares will be exchanged for shares in the capital of Minera Andes at the Exchange Ratio (taking into account the share consolidation that comprises part of the Reorganization); and

(ii) La Mancha will become a wholly owned subsidiary of Minera Andes; and concurrently therewith, by way of separate agreement with the holders thereof:

(iii) all of the Private Placement Warrants will be exchanged for warrants convertible into shares in the capital of Minera Andes at the Exchange Ratio (taking into account the share consolidation that comprises part of the Reorganization); and

(iv) all other outstanding securities of La Mancha will be exchanged for equivalent securities of Minera Andes at the Exchange Ratio (taking into account the share consolidation that comprises part of the Reorganization).

(b) "Company Act" means the Company Act (British Columbia), as amended from time to time;

(c) "Competing Transaction" means:

(i) in the case of Minera Andes, any effort by any person, entity or group, other than La Mancha or any of its affiliates, relating to the possible acquisition or disposition of any securities of Minera Andes, any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, sale of any material asset or undertaking or part thereof of or by Minera Andes, or any takeover bid, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving, Minera Andes; and

(ii) in the case of La Mancha, any effort by any person, entity or group, other than Minera Andes or any of its affiliates, relating to the possible acquisition or disposition of any securities of La Mancha, any amalgamation, merger, consolidation, arrangement, restructuring, refinancing, sale of any material asset or undertaking or part thereof of or by La Mancha, or any takeover bid, reorganization, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving, La Mancha;

(d) "Court" means the Supreme Court of British Columbia;

(e) "Degerstrom Agreements" mean:

(i) the Asset and Share Acquisition Agreement made March 8, 1995 among N.A. Degerstrom, Inc., Brian Gavin, Jorge Vargas, Enrique Rufino Marzari Elizalde, Minera Andes S.A. ("MASA"), Minera Andes and NAD (S.A.) providing for the transfer of various shares and other assets to Minera Andes and MASA; and

(ii) the Operating Agreement dated effective March 15, 1995 among N.A. Degerstrom, Inc., Minera Andes, MASA and NAD S.A. governing the provision of certain management services to Minera Andes and its affiliates.

(f) "Effective Date" means the date on which a certified copy of the Final Order has been accepted for filing by the Registrar;

(g) "Exchange Ratio" means the ratio for exchanging the La Mancha Shares or securities convertible into or exchangeable for unissued La Mancha Shares (which for greater certainty includes the Private Placement Shares and the Private Placement Warrants) into Minera Andes Shares or securities convertible into or exchangeable for unissued Minera Andes Shares, as the case may be, pursuant to the Arrangement which ratio will be four and one half Minera Andes Shares (on a pre-consolidation basis) and one Minera Andes Share (on a post-consolidation basis) for every one La Mancha Share;

(h) "Final Order" means the order of the Court approving the Arrangement;

(i) "Interim Order" means the order of the Court providing for, among other things, the calling of the La Mancha Shareholders' Meeting;

(j) "La Mancha Shareholders' Meeting" means an extraordinary meeting of La Mancha Shareholders to be held to consider the Arrangement, and any adjournment thereof;

(k) "La Mancha Shares" means the issued and outstanding common shares without par value in the capital of La Mancha;

(l) "La Mancha Shareholders" means the holders from time to time of La Mancha Shares;

(m) "Minera Andes Shareholders' Meeting" means the special meeting of Minera Andes Shareholders to be held to consider the Reorganization, and any adjournment thereof;

(n) "Minera Andes Shares" means common shares in the capital of Minera Andes that are issued and outstanding from time to time, including the common shares to be issued to the La Mancha Shareholders on completion of the Arrangement;

(o) "Minera Andes Shareholders" means the holders from time to time of the Minera Andes Shares;

(p) "Private Placement" means the private placement by La Mancha of a minimum of US$5 million of La Mancha Shares and Private Placement Warrants convertible into La Mancha Shares to be completed and closed in escrow prior to the date of the Interim Order, on terms to be agreed with Minera Andes, acting reasonably;

(q) "Private Placement Shares" means the La Mancha Shares to be issued on completion of the Private Placement;

(r) "Private Placement Warrants" means the warrants to be issued on completion of the Private Placement which are convertible into La Mancha Shares;

(s) "Registrar" means the Registrar of Companies under the Company Act;

(t) "Reorganization" means the reorganization pursuant to which Minera Andes will:

(i) continue its corporate existence from the Province of Alberta to the Northwest Territories or such other jurisdiction as may be determined by Minera Andes with the consent of La Mancha, such consent not to be unreasonably withheld;

(ii) change its corporate name to "Minera La Mancha Inc." or such other name as agreed to by the parties; and

(iii) consolidate its share capital in a ratio equal to the Exchange Ratio (i.e. consolidate each four and one half of the outstanding Minera Andes Shares for one "new" Minera Andes Share) or as otherwise agreed to by the parties; and

(u) "Stock Exchange" means the TSX Venture Exchange;

and terms used herein that are defined in the Company Act shall have the same meaning herein as in the Company Act unless the context otherwise requires.

2. Purpose

The parties hereto have entered into this Agreement for the purpose of effecting the Arrangement on the Effective Date.

3. Covenants of La Mancha

La Mancha covenants and agrees with Minera Andes that it will:

(a) take all necessary action to give effect to the transactions contemplated by this Agreement and the Arrangement including, without limitation, obtaining all necessary regulatory and other approvals and making all necessary regulatory and other filings required to be obtained or made by it in connection with this Agreement and the Arrangement;

(b) as soon as reasonably practicable, make an application to the Court under section 252 of the Company Act for the Interim Order, and promptly after the La Mancha Shareholders' Meeting, make an application to the Court under section 252 of the Company Act for the Final Order;

(c) participate with Minera Andes in the preparation of a management information circular and proxy statement to be distributed in connection with the La Mancha Shareholders' Meeting which circular shall be prepared and distributed by La Mancha to the La Mancha Shareholders in accordance with applicable law and shall contain a recommendation of the board of directors of La Mancha that the La Mancha Shareholders vote in favour of the Arrangement at the La Mancha Shareholders' Meeting; provided, however, that no such recommendation shall be required to be included in such circular if the board of directors of La Mancha has determined in good faith, after receipt of a fairness opinion and in consultation with its financial advisers and on the basis of a written opinion of its independent counsel, that it is required by its fiduciary duties to recommend to the La Mancha Shareholders that they vote against the Arrangement;

(d) as soon as reasonably practicable, convene the La Mancha Shareholders' Meeting as ordered by the Interim Order, solicit proxies to be voted at the La Mancha Shareholders' Meeting in favour of the Arrangement (subject to the proviso set out in section 3(c)) and conduct the La Mancha Shareholders' Meeting in accordance with the Interim Order, the articles of La Mancha and as otherwise may be required by law;

(e) until the Effective Date:

(i) carry on its business in the ordinary course, except as otherwise contemplated in this Agreement or as otherwise agreed to in writing by Minera Andes, and, without limiting the generality of the foregoing, will not incur any material amount of additional indebtedness;

(ii) without the prior written agreement of Minera Andes, take no action which may result in a material adverse change in its affairs including, without limitation, a sale or purchase of any of the material assets or undertaking of La Mancha; and

(iii) without the prior written agreement of Minera Andes, not enter into or amend any employment, consulting or severance agreements or other similar arrangements with any of the directors or senior officers of La Mancha or any of its subsidiaries or any other person;

(f) use all reasonable efforts to cause each of the conditions precedent set out in sections 7, 8 and 9 hereof, as applicable, to be complied with on or before the Effective Date;

(g) not declare or pay any dividends, make any distribution of its properties or assets to its shareholders and, other than in respect of the Private Placement, issue any additional shares or other securities (other than pursuant to the exercise of options, warrants and other rights for the issue of such shares in effect on the date hereof) or purchase or redeem any of its outstanding securities;

(h) not issue or grant, or enter into any agreement to issue or grant, options, warrants or other rights to acquire its shares or other securities, or, without the consent of Minera Andes (such consent not to be unreasonably withheld) change the terms of any outstanding agreements, options, warrants or other rights to acquire shares or securities except for:

(i) the issuance of the Private Placement Shares, the Private Placement Warrants and the La Mancha Shares to be issued on exercise of the Private Placement Warrants;

(ii) the issuance of up to an aggregate of 581,000 La Mancha Shares on the exercise of stock options outstanding on the date of this Agreement;

(iii) agreeing to issue La Mancha Shares under the "Formal Agreement" in respect of the acquisition of the Hualilan Gold Project, as contemplated by that certain letter agreement between Red Lion Management Ltd. and Compagñia Minera El Colorado S.A.C.I. y M dated July 12, 2002 and issuing La Mancha Shares pursuant thereto, subject to such changes to the Formal Agreement as may be agreed to by Compagñia Minera El Colorado S.A.C.I. y M, Red Lion Management Ltd. and La Mancha (the "Amendment"), provided that the Amendment is:

A. approved by the TSX Venture Exchange, if required; and

B. approved by Minera Andes acting reasonably;

(iv) issuing an aggregate of 2,000,000 La Mancha Shares to Red Lion Management Ltd. in connection with the assignment of the agreement referred to in clause (iii) above; and

(v) issuing up to an aggregate of 1,000,000 La Mancha Shares on the exercise of warrants outstanding on the date of this Agreement;

(i) not merge into, amalgamate or consolidate with or sell all or any substantial part of the assets or undertaking of La Mancha to any other corporation or person or perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated herein, other than as otherwise permitted herein;

(j) not alter or amend, in any way, its memorandum or articles as the same exist as at the date of this Agreement;

(k) comply, and cause each of its subsidiaries to comply, with all laws, rules, regulations and governmental orders and decrees applicable to it or them and their respective assets and undertaking;

(l) give Minera Andes' financial and legal advisers full access, during normal business hours and upon reasonable notice, to all of its and its subsidiaries' assets, properties, books, records, agreements and other documents and furnish such representatives with all such information concerning such matters as they may reasonably request in order to permit such advisers to provide the opinion contemplated herein; and

(m) not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to the La Mancha Shares or La Mancha or any of the material assets, liabilities or financial condition of La Mancha or any of its subsidiaries to, any person, entity or group in connection with a Competing Transaction without the prior written consent of Minera Andes; provided, however, that this section 3(m) shall not prevent the board of directors of La Mancha from providing information to any person, entity, or group in response to any bona fide offer, proposal or inquiry made by such person, entity or group in relation to a Competing Transaction or from responding to or dealing with a Competing Transaction if, in the opinion of the board of directors of La Mancha, a failure to so respond would be inconsistent with its fiduciary duties. La Mancha shall promptly notify

Minera Andes if any proposal or offer relating to a matter of the nature referred to in this section 3(m), or any inquiry or contact with any person, entity or group with respect to a proposed transaction of the nature referred to in this section 3(m), has been or is made and shall promptly provide Minera Andes with such information regarding such proposal, offer, inquiry or contact as Minera Andes may reasonably request.

4. Covenants of Minera Andes

Minera Andes covenants and agrees with La Mancha that it will:

(a) take all necessary action to give effect to the transactions contemplated by this Agreement, the Reorganization and the Arrangement including, without limitation, obtaining all necessary regulatory and other approvals and making all necessary regulatory and other filings required to be obtained or made by it in connection with this Agreement, the Reorganization and the Arrangement;

(b) participate with La Mancha in the preparation of a management information circular and proxy statement to be distributed in connection with the Minera Andes Shareholders' Meeting which circular shall be prepared and distributed by Minera Andes to the Minera Andes Shareholders in accordance with applicable law and shall contain a recommendation of the board of directors of Minera Andes that the Minera Andes Shareholders vote in favour of the Reorganization at the Minera Andes Shareholders' Meeting; provided, however, that no such recommendation shall be required to be included in such circular if the board of directors of Minera Andes has determined in good faith, after receipt of a fairness opinion and in consultation with its financial advisers and on the basis of a written opinion of its independent counsel, that it is required by its fiduciary duties to recommend to the Minera Andes Shareholders that they vote against the Reorganization;

(c) as soon as reasonably practicable, convene the Minera Andes Shareholders' Meeting to consider the Reorganization, solicit proxies to be voted at the Minera Andes Shareholders' Meeting to approve the Reorganization and conduct the Minera Andes Shareholders' Meeting in accordance with the articles of Minera Andes and as otherwise may be required by law;

(d) until the Effective Date:

(i) carry on its business in the ordinary course, except as otherwise contemplated in this Agreement or as otherwise agreed to in writing by La Mancha, and, without limiting the generality of the foregoing, will not incur any material amount of additional indebtedness;

(ii) without the prior written agreement of La Mancha, take no action which may result in a material adverse change in its affairs including, without limitation, a sale or purchase of any of the material assets or undertaking of Minera Andes; and

(iii) without the prior written agreement of La Mancha, not enter into or amend any employment, consulting or severance agreements or other similar arrangements with any of the directors or senior officers of Minera Andes or any of its subsidiaries or any other person;

(e) use all reasonable efforts to cause each of the conditions precedent set out in sections 7, 8 and 9 hereof, as applicable, to be complied with on or before the Effective Date;

(f) prior to the Effective Date, not declare or pay any dividends, make any distribution of its properties or assets to its shareholders, issue any additional shares or other securities (other than pursuant to the exercise of options, warrants and other rights for the issue of such shares in effect on the date hereof) or purchase or redeem any of its outstanding securities;

(g) prior to the Effective Date, not issue or grant, or enter into any agreement to issue or grant, options, warrants or other rights to acquire its shares or other securities, or, without the consent of La Mancha (such consent not to be unreasonably withheld) change the terms of any outstanding agreements, options, warrants or other rights to acquire shares or securities other than pursuant to stock option and employee benefit plans in effect as at the date hereof except for:

(i) the issuance of up to an aggregate of 3,348,500 Minera Andes Shares (on a pre-consolidation basis) on the exercise of stock options outstanding on the date of this Agreement;

(ii) the issuance of up to an aggregate of 2,650,000 Minera Andes Shares (on a pre-consolidation basis) on the exercise of warrants outstanding on the date of this Agreement;

(iii) issuing up to an aggregate of 1,213,409 Minera Andes Shares pursuant to the Degerstrom Agreements; and

(iv) agreeing to issue options, warrants and Minera Andes Shares to holders of options and warrants to acquire La Mancha Shares, as required to give effect to this Agreement;

(h) prior to the Effective Date, not merge into, amalgamate or consolidate with or sell all or any substantial part of its assets or undertaking to any other corporation or person or perform any act or enter into any transaction or negotiation which might interfere or be inconsistent with the consummation of the transactions contemplated herein;

(i) other than in respect of the Reorganization, not alter or amend, in any way, its articles or by-laws as the same exist as at the date of this Agreement;

(j) comply, and cause each of its subsidiaries to comply, with all laws, rules, regulations and governmental orders and decrees applicable to it or them and their respective assets and undertaking;

(k) give La Mancha's financial and legal advisers full access, during normal business hours and upon reasonable notice, to all of its and its subsidiaries' assets, properties, books, records, agreements and other documents and furnish such representatives with all such information concerning such matters as they may reasonably request in order to permit such advisers to provide the opinion contemplated herein;

(l) use its best efforts to enable La Manchu's representatives to meet with or speak to officials of Mauricio Rothschild & Cia. Ltda.;

(m) on or prior to the Effective Date, conditionally allot and reserve for issuance to the La Mancha Shareholders a sufficient number of Minera Andes Shares to meet the obligations of Minera Andes under this Agreement and the Arrangement;

(n) take such action as may be necessary to ensure that the Minera Andes Shares to be issued in connection with the Arrangement will be "freely tradeable":

(i) in Canada by any Canadian resident to whom they are issued, subject only to any restrictions imposed under provincial securities legislation relating to sales of securities from the holdings of "control persons" or the equivalent and the preparation of the market and payment of consideration in respect of such sales; and

(ii) in the United States, subject only to any restrictions imposed under United States federal or state securities laws relating to sales of such Minera Andes Shares by "affiliates" of Minera Andes or La Mancha;

(o) take all necessary action to have listed and posted for trading on the Stock Exchange, the Minera Andes Shares to be issued under this Agreement and the Arrangement; and

(p) not, directly or indirectly, solicit, initiate, assist, facilitate, promote or encourage proposals or offers from, entertain or enter into discussions or negotiations with, or provide information relating to the Minera Andes Shares or Minera Andes or any of the material assets, liabilities or financial condition of Minera Andes or any of its subsidiaries to, any person, entity or group in connection with a Competing Transaction without the prior written consent of La Mancha; provided, however, that this section 4(p) shall not prevent the board of directors of Minera Andes from providing information to any person, entity, or group in response to any bona fide offer, proposal or inquiry made by such person, entity or group in relation to a Competing Transaction or from responding to or dealing with a Competing Transaction if, in the opinion of the board of directors of Minera Andes, a failure to so respond would be inconsistent with its fiduciary duties. Minera Andes shall promptly notify La Mancha if any proposal or offer relating to a matter of the nature referred to in this section 4(p), or any inquiry or contact with any person, entity or group with respect to a proposed transaction of the nature referred to in this section 4(p), has been or is made and shall promptly provide La Mancha with such information regarding such proposal, offer, inquiry or contact as La Mancha may reasonably request.

5. Representations and Warranties of La Mancha

La Mancha represents and warrants to and in favour of Minera Andes as follows and acknowledges that Minera Andes is relying upon such representations and warranties:

(a) each of La Mancha and its subsidiaries is a corporation duly formed under the laws of its jurisdiction of incorporation and in all material respects has all necessary corporate power and capacity and qualifications to own or lease its property and assets and to conduct its business as now conducted by it;

(b) the authorized capital of La Mancha consists of 100,000,000 common shares without par value, of which an aggregate of 4,978,912 were validly issued and outstanding as fully paid and non-assessable as at May 13, 2003;

(c) on the Effective Date, no shares in the capital of La Mancha will be issuable pursuant to the terms of any agreement, warrant, option or other right to acquire any shares in the capital of La Mancha, other than as set out in Schedule B attached hereto or as otherwise described in this Agreement;

(d) this Agreement constitutes a valid and binding obligation of La Mancha enforceable against it in accordance with its terms;

(e) the execution of this Agreement and the performance of the terms hereof will not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which La Mancha or any of its subsidiaries is a party or by which La Mancha or any of its subsidiaries is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to La Mancha or any of its subsidiaries;

(f) as of May 13, 2003, La Mancha has filed all forms, reports and other documents required to be filed by it with the securities regulatory authorities of the Provinces of Canada in which it is a "reporting issuer" or the equivalent pursuant to and in compliance with applicable law and none of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading;

(g) La Mancha has delivered or will deliver to Minera Andes its audited consolidated financial statements for each of the fiscal years in the five-year period ended September 30, 2002, and its interim consolidated financial statements for the six-month period ended March 31, 2003, and such statements and the notes thereto present fairly the consolidated financial condition of La Mancha and the results of operations for the respective periods indicated in such statements and have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and La Mancha has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with Canadian generally accepted accounting principles other than as set out in such statements and the notes thereto;

(h) other than as contemplated herein, since September 30, 2002, there has been no material adverse change in the consolidated business or condition, financial or otherwise, of La Mancha from that shown in the consolidated financial statements as at and for the period ended September 30, 2002, except for the termination of the Option Agreement made between La Mancha and CRC Explorations Ltd. relating to the Cop Property;

(i) La Mancha is the beneficial owner of the properties and assets described as being owned by it in its consolidated financial statements for the period ended September 30, 2002 with good and marketable title thereto free and clear of material encumbrances and, in particular, La Mancha is the beneficial owner of the shares in its subsidiaries with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or other encumbrance;

(j) each contract or agreement between La Mancha and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of La Mancha is in full force and effect and, to the best of the knowledge and belief of La Mancha, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and not material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice of lapse of time or both, would constitute such a material breach or default;

(k) as at the date of this agreement, to the best of the knowledge of the directors and senior officers of La Mancha, no corporation beneficially owns, directly or indirectly, sufficient La Mancha Shares to be considered to be an affiliate of La Mancha;

(l) each of La Mancha and its subsidiaries is not in violation of, and has not received any notices, demand letters or requests for information from any entity in connection with any alleged violation of or liability under, any applicable law, rule or regulation or any governmental order or decree, including, without limitation, any law, rule, regulation or governmental order or decree relating to environmental or human health or safety or similar matters, except for violations or liabilities which do not have a material adverse effect on its business, operation, assets or condition of La Mancha on a consolidated basis, and there are no material actions, suits, proceedings or investigation, whether or not purportedly on behalf of La Mancha or any of its subsidiaries, pending or, to the knowledge of La Mancha, threatened against or affecting La Mancha or any of its subsidiaries at law or in equity or before or by any court, commission, board, bureau, arbitrator, agency or instrumentality, domestic or foreign, of any kind;

(m) except for fees and disbursements payable to La Mancha's Canadian and United States counsel, auditors, financial adviser (in connection with the preparation of the opinion referred to herein), transfer agent and printers, filing and other fees payable to regulatory authorities and other miscellaneous fees and expenses which are not material in the aggregate, no person is entitled to any broker's or finder's fee or other fee, commission or compensation payable by La Mancha or any of its subsidiaries in connection with the transaction contemplated by this Agreement;

(n) La Mancha and each of its subsidiaries have accurately prepared and filed, as and when due, all tax returns, reports and declarations required to be filed by it and has paid or made provision for the payment of all taxes that have become due and payable;

(o) neither La Mancha nor any of its subsidiaries is a party to or bound by any employment, management, consulting or service agreement other than those that have been provided to Minera Andes and Schedule C accurately describes all such agreements;

(p) neither La Mancha nor any of its subsidiaries is a party to any pension, profit sharing, commission, bonus, employee benefit or other similar plan; and

(q) neither La Mancha nor any of its subsidiaries is a party to or bound by any material agreement other than those that have been provided to Minera Andes.

6. Representations and Warranties of Minera Andes

Minera Andes represents and warrants to and in favour of La Mancha as follows and acknowledges that La Mancha is relying upon such representations and warranties:

(a) each of Minera Andes and its subsidiaries is a corporation duly formed under the laws of its jurisdiction of incorporation and in all material respects has all necessary corporate power and capacity and qualifications to own or lease its property and assets and to conduct its business as now conducted by it;

(b) the authorized capital of Minera Andes consists of an unlimited number of common shares without par value of which 37,009,197 common shares were validly issued and outstanding as fully paid and non-assessable as at May 14, 2003;

(c) on the Effective Date, no other shares in the capital of Minera Andes will be issuable pursuant to the terms of all existing agreements, options, warrants and other rights to acquire any shares in the capital of Minera Andes other than those described in section 4(g) of this Agreement;

(d) this Agreement constitutes a valid and binding obligation of Minera Andes enforceable against it in accordance with its terms;

(e) the execution of this Agreement and the performance of the terms hereof will not result in any breach of, be in conflict with, constitute a default under (whether after notice or lapse of time or both) or result in the acceleration of indebtedness pursuant to any contract, lease, agreement, instrument or other commitment, written or oral, to which Minera Andes or any of its subsidiaries is a party or by which Minera Andes or any of its subsidiaries is bound or any judgment, decree, order, statute, rule, licence or regulation applicable to Minera Andes or any of its subsidiaries;

(f) as of May 13, 2003, Minera Andes has filed all forms, reports and other documents required to be filed by it with the securities regulatory authorities of the United States of America and the Provinces of Canada in which it is a "reporting issuer" or the equivalent pursuant to and in compliance with applicable law and none of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading;

(g) Minera Andes has delivered or will deliver to La Mancha its audited consolidated financial statements for each of the fiscal years in the five-year period ended December 31, 2002, and its interim consolidated financial statements for the three-month period ended March 31, 2003 and such statements and the notes thereto present fairly the consolidated financial condition of Minera Andes and the results of operations for the respective periods indicated in such statements and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis except as otherwise stated in the notes to such statements and Minera Andes has no liabilities (whether accrued, absolute, contingent or otherwise) of a nature required to be set out in such statements and the notes thereto in accordance with United States generally accepted accounting principles other than as set out in such statements and the notes thereto;

(h) other than as contemplated herein, since December 31, 2002, there has been no material adverse change in the consolidated business or condition, financial or otherwise, of Minera Andes from that shown in the consolidated financial statements as at and for the period ended December 31, 2002 (it being acknowledged by La Mancha that Mauricio Hochschild & CIA. LTDA. has given notice to Minera Andes that it has satisfied the conditions of its option to acquire 51% of the shares of Minera Santa Cruz S.A. and has exercised such option);

(i) Minera Andes is the beneficial owner of the properties and assets described as being owned by it in its consolidated financial statements for the period ended December 31, 2002 with good and marketable title thereto free and clear of material encumbrances and, in particular, Minera Andes is the beneficial owner of the shares in its subsidiaries with good and marketable title thereto free and clear of any material covenant, condition or restriction on sale or other disposition, lien, charge, security interest or other encumbrance;

(j) each contract or agreement between Minera Andes and any other person which is material to the ownership, use or operation of a material portion of the business, properties or assets of Minera Andes is in full force and effect and, to the best of the knowledge and belief of Minera Andes, is valid, binding and enforceable against each of the parties thereto in accordance with its terms and not material breach or default exists in respect thereof on the part of any party thereto and no event has occurred which, with the giving of notice of lapse of time or both, would constitute such a material breach or default;

(k) each of Minera Andes and its subsidiaries has insured its assets against loss or damages as appropriate to its business and assets in such amounts and against such risks as are customarily carried and insured against by owners of comparable businesses and assets and such insurance coverage will remain in full force and effect to and including the Effective Date;

(l) each of Minera Andes and its subsidiaries is not in violation of, and has not received any notices, demand letters or requests for information from any entity in connection with any alleged violation of or liability under, any applicable law, rule or regulation or any governmental order or decree, including, without limitation, any law, rule, regulation or governmental order or decree relating to environmental or human health or safety or similar matters, except for violations or liabilities which do not have a material adverse effect on its business, operation, assets or condition of Minera Andes on a consolidated basis, and there are no material actions, suits, proceedings or investigation, whether or not purportedly on behalf of Minera Andes or any of its subsidiaries, pending or, to the knowledge of Minera Andes, threatened against or affecting Minera Andes or any of its subsidiaries at law or in equity or before or by any court, commission, board, bureau, arbitrator, agency or instrumentality, domestic or foreign, of any kind;

(m) except for fees and disbursements payable to Xystus Limited, Minera Andes' Canadian and United States counsel, auditors, financial adviser (in connection with the preparation of the opinion referred to herein), transfer agent and printers, filing and other fees payable to regulatory authorities and other miscellaneous fees and expenses which are not material in the aggregate, no person is entitled to any broker's or finder's fee or other fee, commission or compensation payable by Minera Andes or any of its subsidiaries in connection with the transaction contemplated by this Agreement;

(n) Minera Andes and each of its subsidiaries have accurately prepared and filed, as and when due, all tax returns, reports and declarations required to be filed by it and has paid or made provision for the payment of all taxes that have become due and payable;

(o) neither Minera Andes nor any of its subsidiaries is a party to any pension, profit sharing, commission, bonus, employee benefit or other similar plan; and

(p) neither Minera Andes nor any of its subsidiaries is a party to or bound by any material agreement other than those that have been provided to La Mancha.

7. Mutual Conditions Precedent

The respective obligations of the parties hereto to complete the transactions contemplated hereby shall be subject to the satisfaction, on or before the Effective Date (or such other date as referred to below), of each of the following conditions, any of which (except for those set out in sections 7(a) to 7(d) inclusive) may be waived, as to it, by either Minera Andes or La Mancha without prejudice to the right of such party to rely on any other or others of such conditions:

(a) the Arrangement and the transactions contemplated thereby shall have been approved by the La Mancha Shareholders at the La Mancha Shareholders' Meeting and the Reorganization shall have been approved by the Minera Andes Shareholders at the Minera Andes Shareholders Meeting;

(b) the Final Order shall have been granted by the Court, which order shall reflect the intent of the parties hereto as expressed by this Agreement and shall be in form and substance satisfactory to Minera Andes and La Mancha acting reasonably and having regard to this Agreement;

(c) the Final Order shall have been accepted by the Registrar for filing;

(d) there shall not be in force any order or decree of a court of competent jurisdiction, any federal, provincial, state, municipal or other governmental department or any commission, board, agency or regulatory body restraining, interfering with or enjoining the consummation of the transactions contemplated by this Agreement including, without limitation, the Arrangement;

(e) all necessary regulatory and other required approvals with respect to the transactions contemplated hereby, including, in particular, the Arrangement, shall have been obtained;

(f) the Stock Exchange shall have conditionally approved the listing thereon of the Minera Andes Shares issuable to the La Mancha Shareholders pursuant to the Arrangement as of the Effective Date, subject only to compliance with the usual requirements of such Stock Exchange;

(g) the holders of not more than 5% of the Minera Andes Shares shall have exercised their dissent rights in respect of the Reorganization;

(h) the holders of not more than 5% of the La Mancha Shares shall have exercised their dissent rights in respect of the Arrangement;

(i) the Degerstrom Agreements shall have been amended (or terminated as the case may be) to the satisfaction of each of Minera Andes and La Mancha, each acting reasonably, so as to clarify the number of and the circumstances in which the Minera Andes Shares are to be issued thereunder; and

(j) on or before May 30, 2003, N.A. Degerstrom, Inc. and its affiliates shall have entered into a lock up agreement pursuant to which such parties agree not to sell or otherwise dispose or deal in any way with any of their Minera Andes Shares, except with the prior consent of La Mancha and Minera Andes, each acting reasonably, for a period from the date of such lock up agreement until 180 days after the Effective Date, it being agreed that the lock up agreement will be in a form and substance satisfactory to La Mancha and Minera Andes, each acting reasonably.

8. Conditions to Obligations of La Mancha

The obligation of La Mancha to complete the transactions contemplated hereby is subject to the satisfaction, on or before the Effective Date (or prior to the issuance of the Interim Order in the case of section 8(f) below), of each of the following conditions, which conditions are for the sole benefit of La Mancha and may be waived by it in whole or in part by notice in writing to Minera Andes without prejudice to the rights of La Mancha to rely on any other or others of such conditions:

(a) each of the covenants, acts and undertakings of Minera Andes to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by Minera Andes;

(b) the Reorganization shall have been completed by Minera Andes to the satisfaction of La Mancha, acting reasonably;

(c) Minera Andes shall have delivered to La Mancha:

(i) certified copies of resolutions duly passed by the board of directors of Minera Andes approving this Agreement and the consummation of the transactions contemplated hereby and conditionally allotting for issuance the aggregate number of Minera Andes Shares issuable to La Mancha Shareholders pursuant to the Arrangement;

(ii) certified copies of the resolutions of the Minera Andes Shareholders duly passed at the Minera Andes Shareholders' Meeting approving the Reorganization; and

(iii) evidence of the conditional approval of the Stock Exchange of the listing of the Minera Andes Shares issuable to La Mancha Shareholders pursuant to the Arrangement, subject only to compliance with the usual requirements of such Stock Exchange;

(d) except as affected by transactions contemplated by this Agreement, the representations and warranties of Minera Andes contained in section 6 hereof shall be true and correct in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and La Mancha shall have received a certificate to that effect, dated the Effective Date, of two officers of Minera Andes;

(e) there shall have occurred no material adverse change in the affairs of Minera Andes prior to the Effective Date;

(f) prior to the granting of the Interim Order, the Board of Directors of La Mancha shall have received a fairness opinion from its financial advisor, containing conclusions as to the fairness of the Arrangement which the Board of Directors deems to be satisfactory to enable it to discharge its fiduciary duties to the La Mancha Shareholders and recommend the Arrangement to the La Mancha Shareholders;

(g) prior to June 15, 2003, La Mancha shall have completed its due diligence investigations on Minera Andes, its subsidiaries and its business and shall be satisfied with the results of such due diligence investigations;

(h) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement; and

(i) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto, each acting reasonably.

9. Conditions to Obligations of Minera Andes

The obligation of Minera Andes to complete the transactions contemplated hereby is subject to the satisfaction, on or before the Effective Date (or prior to the issuance of the Interim Order in the case of section 9(g) below), of each of the following conditions, which conditions are for the sole benefit of Minera Andes and may be waived by it in whole or in part by notice in writing to La Mancha without prejudice to the rights of Minera Andes to rely on any other or others of such conditions:

(a) each of the covenants, acts and undertakings of La Mancha to be performed on or before the Effective Date pursuant to the terms of this Agreement shall have been duly performed by La Mancha;

(b) the Private Placement shall have been completed by La Mancha on terms acceptable to Minera Andes, acting reasonably;

(c) La Mancha shall have delivered to Minera Andes:

(i) certified copies of resolutions duly passed by the board of directors of La Mancha approving this Agreement and the consummation of the transactions contemplated hereby; and

(ii) certified copies of the resolutions of the La Mancha Shareholders duly passed at the La Mancha Shareholders' Meeting approving the Arrangement and the consummation of the transactions contemplated thereby;

(d) except as affected by transactions contemplated by this Agreement, the representations and warranties of La Mancha contained in section 5 hereof shall be true and correct in all material respects on the Effective Date with the same effect as though such representations and warranties had been made at and as of such time and Minera Andes shall have received a certificate to that effect, dated the Effective Date, of two officers of La Mancha;

(e) there shall have occurred no material adverse change in the affairs of La Mancha prior to the Effective Date;

(f) each holder of securities of La Mancha, other than the La Mancha Shares, shall have irrevocably agreed to exchange such securities as contemplated in the Arrangement and in respect of the securities issued on the completion of the Private Placement, La Mancha shall have obtained consents to such exchange;

(g) prior to the granting of the Interim Order, the Board of Directors of Minera Andes shall have received a fairness opinion from its financial advisor, containing conclusions as to the fairness of the Arrangement which the Board of Directors deems to be satisfactory to enable it to discharge its fiduciary duties to the Minera Andes Shareholders and approve the Arrangement;

(h) prior to June 15, 2003, Minera Andes shall have completed its due diligence investigations on La Mancha, its subsidiaries and its business and shall be satisfied with the results of such due diligence investigations;

(i) Red Lion Management Inc. shall have assigned to La Mancha the letter agreement dated July 12, 2002 with Compagnia Minera El Colorado S.A.C.I. y M in respect of the Hualilan Gold Project, on terms acceptable to Minera Andes, acting reasonably;

(j) there shall not be in force any order or decree restraining or enjoining the consummation of the transactions contemplated by this Agreement; and

(k) none of the consents, orders, regulations or approvals contemplated herein shall contain terms or conditions or require undertakings or security deemed unsatisfactory or unacceptable by any of the parties hereto, each acting reasonably.

10. Notice

Any notice, direction or other instrument required or permitted to be given hereunder shall be in writing and may be given by delivering the same or sending the same by facsimile transmission addressed as follows:

To Minera Andes:
3303 N. Sullivan Road
Spokane, Washington
USA 99216
Telecopier: 509.921.7325
Attention: Allen V. Ambrose

with a copy to:

Lawson Lundell
1600-925 West Georgia Street
Vancouver, BC V6C 3L2
Telecopier: 604.641.2815
Attention: Gordon R. Chambers

To La Mancha:
311 West First Street
North Vancouver, British Columbia
V7M 1B5
Telecopier: 604.998.1253
Attention: Walter Berukoff

with a copy to:

Anfield Sujir Kennedy & Durno
1600-609 Granville Street
Vancouver, BC V7Y 1C3
Telecopier: 604.669.3877
Attention: Jay Sujir

Any such notice, direction or other instrument, whether delivered or transmitted by facsimile transmission, shall be deemed to have been given at the time and on the date on which it was delivered to or received in the office of the addressee, as the case may be, if delivered or transmitted prior to 5:00 p.m. (Vancouver time) on a business day or at 9:00 a.m. (Vancouver time) on the subsequent business day if delivered or transmitted subsequent to such time.

Either party hereto may change its address for service from time to time by notice given to the other party hereto in accordance with the foregoing.

All notices, directions or other instruments delivered under this Agreement shall be signed by one or more duly authorized officers of the party delivering the same.

The delivery of any notice, direction or other instrument, or a copy thereof, to a party hereunder shall be deemed to constitute the representation and warranty of the party who has delivered the same to the other party that it is authorized to deliver the same at such time under this Agreement (unless the receiving party has actual knowledge to the contrary) and the receiving party shall not be required to make any inquiry to confirm such authority.

11. Termination

This Agreement may, prior to the Effective Date, be terminated by Minera Andes and La Mancha by written agreement, notwithstanding the approval of the Arrangement by the La Mancha Shareholders or the approval of the Reorganization by the Minera Andes Shareholders or the granting by the Court of the Final Order. This Agreement shall terminate upon the earliest of:

(a) prior to the La Mancha Shareholders approval in (b) below, La Mancha failing to complete the Private Placement as contemplated hereunder;

(b) the La Mancha Shareholders failing to approve the Arrangement at the La Mancha Shareholders' Meeting;

(c) the Minera Andes Shareholders failing to approve the Reorganization at the Minera Andes Shareholders' Meeting;

(d) a final determination from the Court or a Court of Appeal which denies the granting of the Final Order; and

(e) September 1, 2003,

provided, however, that section 14 hereof shall survive any termination of this Agreement.

Notwithstanding the foregoing, the parties hereto acknowledge that the provisions of this Agreement may be amended by the mutual agreement of such parties.

12. Binding Effect

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors.

13. Alternate Forms of Transaction

The parties hereto agree that the acquisition of La Mancha by Minera Andes may be structured through some form of transaction other than the Arrangement, provided that such other form of transaction is no less advantageous to La Mancha and the La Mancha Shareholders on the one hand, and to Minera Andes and the Minera Andes Shareholders, on the other hand, than the Arrangement.

14. Expenses

Each of the parties hereto shall pay its own expenses in connection with the preparation and execution of this Agreement and the transactions contemplated hereby or incidental hereto; provided, however, that if:

(a) the Arrangement and the transactions contemplated hereby are not consummated as a result of the completion by Minera Andes of a Competing Transaction within 12 months of the date hereof, Minera Andes shall forthwith pay to La Mancha a fee of C$250,000 plus reasonable expenses; or

(b) the Arrangement and the transactions contemplated hereby are not consummated as a result of the completion by La Mancha of a Competing Transaction within 12 months of the date hereof, La Mancha shall forthwith pay to Minera Andes a fee of C$250,000 plus reasonable expenses.

15. Public Announcements

Except as may be required under applicable law or stock exchange requirements, no press releases or other public disclosure relating to the transactions contemplated hereby shall be issued, nor shall the terms of this Agreement be disclosed to third parties, other than the representatives of the parties, without the mutual consent of Minera Andes and La Mancha. All necessary press releases and other public disclosure in required form shall be submitted by the disclosing party to the other party for comment prior to the dissemination thereof.

16. Schedules

The following schedules are hereby incorporated in and form part of this Agreement:

(a) Schedule A (section 1(a)) B Plan of Arrangement;

(b) Schedule B (section 5(c)) - Outstanding Agreements, Options, Warrants and Other Rights to Acquire La Mancha Shares; and

(c) Schedule C (section 5(o)) B Employment, Management, Consulting and Service Agreements of La Mancha.

17. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia.

18. Counterparts

This Agreement may be signed in counterparts, which together shall be deemed to constitute one valid and binding agreement, and delivery of the counterparts may be validly effected by means of facsimile.

If the foregoing is satisfactory, please sign both copies of this letter where indicated below and return one copy to us to confirm your acceptance of the terms hereof.
Yours truly, Minera Andes Inc.
By:	/s/ Allen V. Ambrose
Allen V. Ambrose, President

Agreed to and accepted May 15, 2003

La Mancha Resources Inc.
By:	/s/ Walter Berukoff Walter Berukoff, President

SCHEDULE A
PLAN OF ARRANGEMENT
PLAN OF ARRANGEMENT UNDER SECTION 252
OF THE COMPANY ACT (BRITISH COLUMBIA)

1. INTERPRETATION

(a) In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms will have the respective meanings set out below and grammatical variations of those terms will have corresponding meanings:

(i) "Act" means the Company Act (British Columbia), R.S.B.C. 1996, c. 62, as amended, including all regulations made thereunder;

(ii) "Affiliate" has the meaning attributed to that term in the Act;

(iii) "Arrangement" means an arrangement under the provisions of Section 252 of the Act, on the terms and conditions set forth in this Plan of Arrangement and any amendment, variation or supplement thereto made in accordance with Section 5.1;

(iv) "Arrangement Agreement" means the agreement made as of May 14, 2003 between La Mancha and Minera Andes to which this Plan of Arrangement is attached as Schedule A, as the same may be supplemented or amended from time to time;

(v) "Business Day" means a day which is not a Saturday, Sunday or a day when commercial banks are not open for business in Vancouver, British Columbia;

(vi) "Circular" means the information circular of La Mancha sent to La Mancha Shareholders in connection with the Special Meeting;

(vii) "Court" means the Supreme Court of British Columbia;

(viii) "Depositary" means Pacific Corporate Trust Company or such other institution as Minera Andes may select;

(ix) "Effective Date" means the date upon which a certified copy of the Final Order is accepted for filing under section 252 of the Act by the Registrar;

(x) "Effective Time" means 2:00 p.m. (Vancouver, British Columbia time) on the Effective Date;

(xi) "Final Order" means an order of the Court approving the Arrangement;

(xii) "Holder" means a registered holder of La Mancha Shares or any person who surrenders to the Depositary certificates representing such La Mancha Shares duly endorsed for transfer to such person in accordance with the Letter of Transmittal;

(xiii) "Interim Order" means an order of the Court providing for, among other things, the calling and holding of the Special Meeting, as such order may be amended, supplemented or varied by the Court;

(xiv) "La Mancha" means La Mancha Resources Inc., a corporation incorporated under the laws of the Province of British Columbia;

(xv) "La Mancha Shareholder" means a holder of La Mancha Shares;

(xvi) "La Mancha Shares" means the issued and outstanding common shares in the capital of La Mancha;

(xvii) "Letter of Transmittal" means the letter of transmittal to be forwarded by La Mancha to La Mancha Shareholders;

(xviii) "Minera Andes" means Minera Andes Inc., a corporation incorporated under the laws of the Province of Alberta;

(xix) "Minera Andes Shares" means the common shares in the capital of Minera Andes.

(xx) "Notice of Dissent" means a notice given in respect of the dissent right of Registered Holders as contemplated in the Interim Order and as described in Article 3;

(xxi) "Plan of Arrangement", "hereof", "herein", "hereunder" and similar expressions means this plan of arrangement, including the appendices hereto, and any amendments, variations or supplements hereto made in accordance with the terms hereof, the Arrangement Agreement or made at the direction of the Court in the Final Order;

(xxii) "Purchased Shares" means all of the issued and outstanding La Mancha Shares acquired by Minera Andes as contemplated pursuant to this Plan of Arrangement;

(xxiii) "Registered Holder" means a registered holder of La Mancha Shares;

(xxiv) "Registrar" has the meaning attributed to that term under the Act;

(xxv) "Special Meeting" means the meeting of the La Mancha Shareholders held for the purpose of considering and approving the Arrangement and the transactions contemplated thereby by way of Special Resolution; and

(xxvi) "Special Resolution" means the resolution of the La Mancha Shareholders approving the Arrangement.

(b) Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words used herein importing the singular include the plural and vice versa, words importing gender will include all genders, and words importing persons shall include a natural person, firm, trust, partnership, association, corporation, joint venture or government (including any governmental board, agency or instrumentality thereof).

(c) Interpretation Not Affected by Headings

The headings contained in this Plan of Arrangement are for reference purposes only and will not affect in any way the meaning or interpretation of this Plan of Arrangement. References to Sections and Articles refer to sections and articles of this Plan of Arrangement unless otherwise stated.

(d) Date of Any Action

If the date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, that action will be required to be taken on the next succeeding day which is a Business Day in that place.

(e) Time

Time shall be of the essence in every matter or action contemplated hereunder. All times expressed herein or in the Letter of Transmittal are local time (Vancouver, British Columbia) unless otherwise stipulated herein or therein.

2. ARRANGEMENT

(a) The Arrangement

(i) At the Effective Time, without any further act or formality, each of the La Mancha Shares, other than for Registered Holders who have exercised dissent rights as contemplated in Section 3(a) hereof and who are ultimately entitled to be paid fair value for their La Mancha Shares, shall be and shall be deemed to be transferred to Minera Andes (as more particularly described in Section (a)(ii)), in exchange for one Minera Andes Share;

(ii) Minera Andes shall acquire each of such La Mancha Shares and shall pay the purchase consideration by issuing the appropriate number of Minera Andes Shares to such Holders;

(iii) With respect to each La Mancha Share transferred in accordance with Section (a)(i):

A. the Registered Holder thereof shall cease to be the Registered Holder of such share and the name of the Holder thereof shall be removed from the register of members of La Mancha as of the Effective Time;

B. the certificate representing such share shall be deemed to have been cancelled as of the Effective Time;

C. the Holder thereof shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to transfer such share in accordance with this Section (a)(iii); and

D. Minera Andes shall be and shall be deemed to be the transferee of such share and Minera Andes shall be entered in the register of members of La Mancha as the Registered Holder of such share.

3. RIGHTS OF DISSENT

(a) Rights of Dissent

A Registered Holder may exercise rights of dissent conferred by the Interim Order in connection with the Arrangement in the manner set out in Section 207 of the Act, as modified by the Interim Order, provided the Notice of Dissent is given to La Mancha by no later than close of business (Vancouver, British Columbia time) on the date which is two Business Days prior to the Special Meeting. Without limitation, Registered Holders who duly exercise such rights of dissent and who are ultimately entitled to be paid fair value for their La Mancha Shares by La Mancha shall have their La Mancha Shares in respect of which the Notice of Dissent was given cancelled as of the Effective Date. In no case shall La Mancha or Minera Andes be required to recognize such Registered Holders as La Mancha Shareholders at and after the Effective Date, and the names of such Registered Holders shall be deleted from La Mancha's register of members on the Effective Date.

(b) Rights of Dissenting Shareholders

In the event a Registered Holder gives a Notice of Dissent but is not entitled, for any reason, to be paid the fair value of the La Mancha Shares in respect of which the Notice of Dissent was given as contemplated in Section 207 of the Act and the Interim Order, such Registered Holder shall be deemed to have participated in the Arrangement on the same basis as each non-dissenting La Mancha Shareholder.

4. CERTIFICATES

(a) Minera Andes Shares

(i) Minera Andes shall, as soon as practicable following the later of A. the Effective Date, and B. the date of deposit with the Depositary of a duly completed Letter of Transmittal together with the certificates representing a Holder's La Mancha Shares or other documentation as provided in the Letter of Transmittal, cause the Depositary either:

A. to forward or cause to be forwarded by first class mail (postage prepaid) to the Holder at the address specified in the Letter of Transmittal;

B. if requested by the Holder in the Letter of Transmittal, to make available at the Depositary for pick-up by the Holder; or

C. if the Letter of Transmittal neither specifies an address nor contains a request as described in (ii), to forward or cause to be forwarded to the Holder at the address of such holder as shown on the share register maintained by La Mancha, certificates representing the number of Minera Andes Shares issuable to such La Mancha Shareholder as determined in accordance with the provisions hereof. Minera Andes shall have provided the Depositary with sufficient certificates representing Minera Andes Shares for this purpose.

(ii) Holders shall be deemed to be the registered holder for all purposes as of the Effective Time of the number of Minera Andes Shares to which they are entitled. All dividends paid or other distributions made on or after the Effective Date on or in respect of any Minera Andes Shares which a Holder is entitled to receive pursuant to this Plan of Arrangement, but for which a certificate has not yet been delivered to such Holder in accordance with Section (a)(i), shall be paid or made to such Holder when such certificate is delivered to such Holder in accordance with Section (a)(i)

(iii) Subject to Article 3, and after the Effective Date, any certificate formerly representing La Mancha Shares shall represent only the right to receive Minera Andes Shares in accordance with this Plan of Arrangement and any dividends or other distributions to which the Holder is entitled under Section (a)(ii), and any such certificate formerly representing La Mancha Shares not duly surrendered on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature, including a claim for dividends or other distributions under Section (a)(ii), against Minera Andes or La Mancha by a former Holder. On such date, Minera Andes Shares to which the former holder of such certificates was entitled shall be deemed to have been surrendered to Minera Andes.

(b) Illegality of Delivery of Minera Andes Shares

Notwithstanding the foregoing, if it appears to Minera Andes that it would be contrary to applicable law to issue or transfer, as the case may be, Minera Andes Shares pursuant to the Arrangement to a person that is not a resident of Canada, the Minera Andes Shares that otherwise would be issued or transferred, as the case may be, to that person will be issued or transferred, as the case may be, and delivered to the Depositary for sale of the Minera Andes Shares by the Depositary on behalf of that person. The Minera Andes Shares delivered to the Depositary will be pooled and sold as soon as practicable after the Effective Date, on such dates and at such prices as the Depositary determines in its sole discretion. The Depositary shall not be obligated to seek or obtain a minimum price for any of the Minera Andes Shares sold by it. Each such person will receive a pro rata share of the cash proceeds from the sale of the Minera Andes Shares sold by the Depositary (less commissions, other reasonable expenses incurred in connection with the sale of the Minera Andes Shares and any amount withheld in respect of Canadian taxes) in lieu of the Minera Andes Shares. The net proceeds will be remitted in the same manner as set forth in this Article 4. None of La Mancha, Minera Andes or the Depositary will be liable for any loss arising out of any such sales.

5. AMENDMENT

(a) Plan of Arrangement Amendment

(i) La Mancha and Minera Andes reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any amendment, modification or supplement must be contained in a written document which is filed with the Court and, if made following the Special Meeting, approved by the Court and communicated to Registered Holders in the manner required by the Court (if so required).

(ii) Any amendment, modification or supplement to this Plan of Arrangement may be proposed by La Mancha or Minera Andes at any time prior to or at the Special Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Special Meeting, will become part of this Plan of Arrangement for all purposes.

(iii) Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Special Meeting will be effective only if it is consented to by La Mancha and Minera Andes.

(iv) Notwithstanding the foregoing provisions of this Section (a), no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date except in accordance with the terms of the Arrangement Agreement.

SCHEDULE B
OUTSTANDING AGREEMENTS, OPTIONS, WARRANTS AND
OTHER RIGHTS TO ACQUIRE LA MANCHA SHARES

Outstanding Stock Options
Optionee	Relationship	No. of Options	Exercise Price	Expiry Date	Balance
Walter Berukoff	Director/Officer	111,000	$0.85	2008/02/05	111,000
John Marr	Director	75,000	$0.85	2008/02/05	75,000
Mark Katsumata	Officer	100,000	$0.85	2008/02/05	100,000
Julie Bolden	Officer	50,000	$0.85	2008/02/05	50,000
Graeme Lempriere	Consultant	50,000	$0.85	2008/02/05	50,000
Miranda Berukoff	Consultant	50,000	$0.85	2008/02/05	50,000
Jessica Easter	Mgmt. Co. Employee	20,000	$0.85	2008/02/05	20,000
Ronda Fullerton	Mgmt. Co. Employee	20,000	$0.85	2008/02/05	20,000
J.J. Jennex	Mgmt. Co. Employee	40,000	$0.85	2008/02/05	40,000
Ward Jensen	Mgmt. Co. Employee	40,000	$0.85	2008/02/05	40,000
Lehla Moran	Mgmt. Co. Employee	20,000	$0.85	2008/02/05	20,000
Jemille Urmeneta	Mgmt. Co. Employee	5,000	$0.85	2008/02/05	5,000
John Toporowski*	Employee	75,000		$2008/05/15	75,000
TOTAL		656,000			656,000

* Subject to completion of "probationary period"

Outstanding Warrants

An aggregate of 1,000,000 warrants to acquire La Mancha Shares, exerciseable at $0.50 and expiring April 8, 2003.

Other Obligations to Issue Shares

Red Lion Management Ltd. has entered into a letter agreement dated July 12, 2002 with Compagñia Minera El Colorado S.A.C.I. y M. in respect of the Hualilan Gold Project, the benefit of which is to be assigned to La Mancha and pursuant to which up to an aggregate of 5,000,000 La Mancha Shares may be issued.

La Mancha has agreed, in principle, to issue an aggregate of 2,000,000 La Mancha Shares to Red Lion Management Ltd. in consideration for the assignment referred to in the preceding paragraph and reimbursement of out-of-pocket costs in connection therewith.

SCHEDULE C
EMPLOYMENT, MANAGEMENT, CONSULTING AND SERVICE AGREEMENTS
OF LA MANCHA RESOURCES INC.

Management and corporate services agreement:
Coroba Corporate Services Inc.
$3,000 per month
3 years from 1 Sept 2001

Rental Agreement for office accommodation:
Red Lion Management Ltd
$2,500 per month
15 May 2003 for 5 years

Consulting Services
Peter Kuhn
$5,000 per month
Month by month

Consulting Services
Jack Marr
$2,500 per month
Month by month

Employment - Investor Relations
John Toporowski
5,500 per month
Commencing 15th May, 2003